UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 16, 2008
LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

457 Broadway, Lorain, Ohio	44052-1769

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 16, 2008, LNB Bancorp, Inc. (the “Company”) and Daniel E. Klimas, the Company’s President and Chief Executive Officer, entered into an amendment (the “Amendment”) to the Employment Agreement dated as of January 28, 2005 by and among Mr. Klimas, the Company and The Lorain National Bank (the “Original Agreement”).
     Pursuant to the Amendment, Mr. Klimas will be provided an annual base salary of not less than $400,000 and the opportunity to earn an annual bonus of up to 50% of his annual base salary. Under this arrangement, Mr. Klimas may potentially earn total annual salary and bonus compensation of up to $600,000, whereas under the terms of the Original Agreement, Mr. Klimas had the opportunity to earn total annual salary and bonus compensation of up to $675,000. The terms of the Amendment are retroactive to February 1, 2008.
     The Company’s Compensation Committee approved the Amendment and believes that the recategorization of Mr. Klimas’ compensation arrangements as described above will more appropriately align and balance Mr. Klimas’ base salary with a single annual bonus opportunity that will take into account both short- and long-term objectives.
     A copy of the Amendment is included as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02, a copy of the Original Agreement was previously filed by the Company as Exhibit 10(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on March 14, 2005, and the above summary is qualified in its entirety by reference to those Exhibits.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of July 16, 2008, by and among Daniel E. Klimas, LNB Bancorp, Inc. and The Lorain National Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC. (Registrant)
Date: July 18, 2008	By:	/s/ Sharon L. Churchill
Sharon L. Churchill
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of July 16, 2008, by and among Daniel E. Klimas, LNB Bancorp, Inc. and The Lorain National Bank.